                                                                    Exhibit 99.4

                              UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS
                  REFLECTING ACQUISITION OF 100% OF IBP, inc.

   The following Unaudited Pro Forma Combined Condensed Balance Sheet at June 30, 2001 (referred to in this proxy statement/prospectus as the "Pro Forma Balance Sheet") and the Unaudited Pro Forma Combined Condensed Statement of Income for the fiscal year ended September 30, 2000 and the Unaudited Pro Forma Combined Condensed Statement of Income for the nine months ended June 30, 2001 the "Pro Forma Income Statements" and, together with the Pro Forma Balance Sheet, the "Pro Forma Financial Statements") are presented using the purchase method of accounting to give effect to the merger and reflect the combination of consolidated historical financial data of IBP and Tyson.

   The Pro Forma Balance Sheet is derived from the unaudited financial statements of Tyson contained in Tyson's Quarterly Report on Form 10-Q for the nine months ended June 30, 2001 (the "Tyson 10-Q") and the unaudited financial statements of IBP contained in IBP's Quarterly Report on Form 10-Q for the twenty-six weeks ended June 30, 2001 (the "IBP 10-Q") and is presented as if the merger had occurred on June 30, 2001. The Unaudited Pro Forma Combined Condensed Income Statement for the fiscal year ended September 30, 2000 has been derived from the audited financial statements of Tyson contained in Tyson's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (the "Tyson 10-K") and the unaudited financial statements of IBP contained in IBP's restated historical financial statements contained in IBP's Annual Report on Form 8-K, dated November 3, 2000, as amended, and IBP's restated historical unaudited financial statements contained in IBP's Quarterly Reports on Form 10-Q (the "IBP Restated 10-Qs"), and is presented as if the merger had occurred on October 3, 1999. The Unaudited Pro Forma Combined Condensed Income Statement for the nine months ended June 30, 2001 has been derived from the unaudited financial statements of Tyson contained in the Tyson 10-Q and the financial statements and information of IBP contained in IBP's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 (the "IBP 10-K") and in the IBP 10-Q and the IBP Restated 10-Qs.

   The pro forma adjustments reflected in the Pro Forma Financial Statements represent estimated values and amounts based on available information regarding IBP's assets and liabilities. The actual adjustments that will result from the merger will be based on further evaluations and may differ substantially from the adjustments presented herein. The Pro Forma Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved had the merger been consummated as of the dates indicated or of the results that may be obtained in the future.

   The Pro Forma Financial Statements should be read in conjunction with the accompanying notes and the historical financial statements of the corporations incorporated by reference or referred to in this proxy statement/prospectus in the sections captioned "Selected Financial Data" of each of Tyson and IBP.

                               TYSON FOODS, INC.

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 June 30, 2001
                           (in millions of dollars)

                                                           (a)         (b)        (c)        (a)+(b)+(c)
                                                       Tyson Foods,                   Pro Forma
                                                       ------------           -------------------------
                                                           Inc.     IBP, inc. Adjustments     Combined
                                                           ----     --------- -----------    -----------
ASSETS
Current Assets:
   Cash and cash equivalents..........................   $   71.2   $   19.3   $      --      $    90.5
   Accounts receivable................................      527.8      705.5          --        1,233.3
   Inventories........................................      972.4      982.9          --        1,955.3
   Other current assets...............................       48.9       93.8          --          142.7
                                                         --------   --------   ---------      ---------
       Total current assets...........................    1,620.3    1,801.5          --        3,421.8
                                                         --------   --------   ---------      ---------
   Net property, plant and equipment..................    2,127.7    1,731.9          --        3,859.6
   Excess of investments over net assets acquired.....      930.2         --      (930.2)(8)         --
   Identifiable intangibles...........................         --         --        25.0 (1)       25.0
   Goodwill...........................................         --      946.7      (946.7)(1)    2,925.6
                                                                                 1,995.4 (1)
                                                                                   930.2 (8)
   Other assets.......................................      311.2      172.3       (12.9)(6)      403.6
                                                                                   (67.0)(7)
                                                         --------   --------   ---------      ---------
       Total assets...................................   $4,989.4   $4,652.4   $   993.8      $10,635.6
                                                         --------   --------   ---------      ---------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Notes payable......................................   $   29.5   $1,023.0   $      --      $ 1,052.5
   Current portion of long-term debt..................       16.4        5.8          --           22.2
   Trade accounts payable.............................      331.4      432.1          --          763.5
   Other accrued liabilities..........................      407.2      392.1          --          799.3
                                                         --------   --------   ---------      ---------
   Total current liabilities..........................      784.5    1,853.0          --        2,637.5
                                                         --------   --------   ---------      ---------
   Long-term debt.....................................    1,614.0      687.6     1,708.4 (2)    4,010.0
   Deferred income taxes..............................      367.8      199.8          --          567.6
   Other liabilities..................................       78.6         --          --           78.6
Shareholders' Equity:
   Class A common stock...............................       13.8        5.5        (5.5)(3)       26.7
                                                                                    12.9 (4)
   Class B common stock...............................       10.3         --          --           10.3
   Capital in excess of par value.....................      734.8      442.5      (442.5)(3)    1,919.3
                                                                                 1,176.1 (4)
                                                                                     8.4 (5)
   Retained earnings..................................    1,730.5    1,537.3    (1,537.3)(3)    1,730.5
   Accumulated other comprehensive income.............       (8.2)     (12.7)       12.7 (3)       (8.2)
                                                         --------   --------   ---------      ---------
                                                          2,481.2    1,972.6      (775.2)       3,678.6
   Treasury stock.....................................      330.3       60.6       (60.6)(3)      330.3
   Unamortized deferred compensation..................        6.4         --          --            6.4
                                                         --------   --------   ---------      ---------
       Total shareholders' equity.....................    2,144.5    1,912.0      (714.6)       3,341.9
                                                         --------   --------   ---------      ---------
       Total liabilities and shareholders' equity.....   $4,989.4   $4,652.4   $   993.8      $10,635.6
                                                         ========   ========   =========      =========

                            See accompanying notes.

                               TYSON FOODS, INC.

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                     Fiscal Year Ended September 30, 2000
              (in millions of dollars, except per share amounts)

                                                                  (a)        (b)        (c)       (a)+(b)+(c)
                                                                                            Pro Forma
                                                                 Tyson              ------------------------
                                                              Foods, Inc. IBP, inc. Adjustments    Combined
                                                              ----------- --------- -----------   -----------
Sales........................................................  $7,157.8   $16,674.5   $    --      $23,832.3
Cost of Sales................................................   6,043.4    15,630.5        --       21,673.9
                                                               --------   ---------   -------      ---------
                                                                1,114.4     1,044.0        --        2,158.4
Expenses:
   Selling, general administrative...........................     765.9       552.0        --        1,317.9
   Other.....................................................        --        31.3        --           31.3
                                                               --------   ---------   -------      ---------
Operating income.............................................     348.5       460.7        --          809.2
Other expenses:
   Interest..................................................     115.0        83.2     119.6(1)       317.8
   Other.....................................................      (1.2)         --        --           (1.2)
                                                               --------   ---------   -------      ---------
Income before taxes on income, accounting change and
  extraordinary loss.........................................     234.7       377.5    (119.6)         492.6
Provision for income taxes...................................      83.5       142.1     (45.4)(2)      180.2
Minority interest............................................        --          --        --             --
                                                               --------   ---------   -------      ---------
Net income before accounting change and extraordinary loss...  $  151.2   $   235.4   $ (74.2)     $   312.4
                                                               ========   =========   =======      =========
Weighted average shares outstanding:
   Basic.....................................................     225.0       103.6                    354.0
   Diluted...................................................     226.0       107.1                    357.2
Earnings per share before accounting change and extraordinary loss
   Basic.....................................................  $   0.67   $    2.24                $    0.88
   Diluted...................................................  $   0.67   $    2.17                $    0.87
Earnings per share before accounting change and extraordinary loss (assumes exchange ratio of 2.381):
   Basic.....................................................  $     --   $      --                $    0.88
   Diluted...................................................  $     --   $      --                $    0.87
Earnings per share before accounting change and extraordinary loss (assumes exchange ratio of 1.948):
   Basic.....................................................  $     --          --                $    0.94
   Diluted...................................................  $     --          --                $    0.94

                            See accompanying notes.

                               TYSON FOODS, INC.

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                        Nine Months Ended June 30, 2001
              (in millions of dollars, except per share amounts)

                                                                  (a)        (b)         (c)      (a)+(b)+(c)
                                                                                            Pro Forma
                                                                 Tyson               -----------------------
                                                              Foods, Inc. IBP, inc.  Adjustments   Combined
                                                              ----------- ---------  -----------  -----------
Sales........................................................  $5,464.8   $12,897.0    $   --      $18,361.8
Cost of sales................................................   4,708.1    12,214.1        --       16,922.2
                                                               --------   ---------    ------      ---------
                                                                  756.7       682.9        --        1,439.6
Expenses:
   Selling, general and administrative.......................     608.2       511.1        --        1,119.3
   Other.....................................................        --        (6.9)       --           (6.9)
                                                               --------   ---------    ------      ---------
Operating income.............................................     148.5       178.7        --          327.2
Other expenses:
   Interest..................................................      81.1        74.1      89.7 (1)      244.9
   Other.....................................................       3.7          --        --            3.7
                                                               --------   ---------    ------      ---------
Income before taxes on income, accounting change and
  extraordinary loss.........................................      63.7       104.6     (89.7)          78.6
Provision for income taxes...................................      22.3        48.4     (34.1)(2)       36.6
Minority interest............................................       1.1          --        --            1.1
                                                               --------   ---------    ------      ---------
Net income before accounting change and
  extraordinary loss.........................................  $   40.3   $    56.2    $(55.6)     $    40.9
                                                               ========   =========    ======      =========
Weighted average shares outstanding:
   Basic.....................................................     221.7       105.9                    350.2
   Diluted...................................................     222.3       106.9                    352.2
Earnings per share before accounting change and extraordinary item:
   Basic.....................................................  $   0.18   $    0.53                $    0.12
   Diluted...................................................  $   0.18   $    0.53                $    0.12
Earnings per share before accounting charge and extraordinary item (assumes exchange ratio of 2.381):
   Basic.....................................................        --          --                $    0.12
   Diluted...................................................        --          --                $    0.12
Earnings per share before accounting charge and extraordinary item (assumes exchange ratio of 1.948):
   Basic.....................................................        --          --                $    0.13
   Diluted...................................................        --          --                $    0.12

                            See accompanying notes.

          NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

    The following adjustments are based upon Tyson's preliminary purchase price allocation as further described below.

(1) To record the excess of purchase price over net assets acquired as follows (in millions):

Purchase consideration:
   Cash paid for 50.1% of outstanding IBP shares
     (53,612,688 shares at $30)............................           $1,608.4
   Tyson Class A common stock issued for 49.9% of the
     outstanding IBP shares based upon an average trading
     price of $12.60, which is the lower end of the range
     of $12.60 to $15.40 of Tyson's average trading price
     of Tyson Class A common stock set forth in the merger
     agreement (53,983,689 x 2.381 at $9.25, the average
     closing price for Tyson Class A common stock for the
     six days subsequent to the stipulation)...............            1,189.0
   Estimated acquisition expenses..........................              167.0
   IBP stock options converted to Tyson stock options......                8.4
   IBP stock currently owned by Tyson......................               12.9
                                                                      --------
   Total acquisition consideration.........................           $2,985.7
                                                                      ========
   Total purchase price....................................           $2,985.7
Less:
   Book value of IBP's net assets acquired................. $1,912.0
   To eliminate IBP's goodwill.............................   (946.7)
                                                            --------
   Estimated fair value of the assets of the company
     acquired less liabilities assumed (a), (b) and (c)....             (965.3)
   Identifiable intangible assets (a) and (b)..............              (25.0)
                                                                      --------
   Goodwill................................................           $1,995.4
                                                                      ========

___________
(a) Based upon currently available information Tyson has assumed for purposes of these Unaudited Pro Forma Financial Statements that the book value of IBP's tangible assets and liabilities approximate their fair value. Tyson is in the process of performing a detailed analysis and outside appraisal of the fair values of the assets of IBP acquired and liabilities assumed. Based upon this detailed analysis, which has not yet been completed, the allocation of the excess purchase price over the book value of IBP may be further refined. This may result in a portion of the purchase price being further allocated to property, plant and equipment and other identifiable intangible assets with the remainder, representing goodwill. Tyson anticipates completing this detailed analysis and finalizing the purchase price allocation in fiscal 2002.

    On June 29, 2001, the Financial Accounting Standards Board, or the FASB, approved the final standards resulting from its deliberations on the business combinations project. The FASB issued Financial Accounting Standards No. 141 Business Combinations, and No. 142, Goodwill and Other Intangible Assets, in late July.

    Statement 141 includes the criteria for the recognition of intangible assets separately from goodwill, is effective for any business combination accounted for by the purchase method that is completed after June 30, 2001. Statement 142, which includes the requirements to test goodwill and indefinite lived intangible assets for impairment rather than amortize them, will be effective for fiscal years beginning after December 15, 2001 with early adoption permitted for companies with fiscal years beginning after March 15, 2001, provided they have not yet issued their first quarter financial statements. In all cases, Statement 142 must be adopted as of the beginning of a fiscal year. The pro forma adjustments do not include any goodwill amortization.

(b) Based upon information from IBP, this amount represents identifiable assets, primarily registered trademarks, which will be amortized on a straight line basis over their estimated useful lives of fifteen years.

    (c)Tyson will perform a detailed analysis and measurement of the fair value of assets and liabilities assumed. Tyson anticipates completing this analysis in fiscal 2002. This may result in goodwill.

(2)To reflect incremental additional debt required to finance the acquisition. The amounts reflect the additional borrowings that will be required to purchase IBP shares for cash of $1,608 million plus estimated remaining unfunded acquisition costs of $100 million. A portion of IBP's debt may be retired and replaced with new debt.

(3)To eliminate IBP's stockholders' equity balances.

(4)To reflect the incremental shares of Tyson Class A common stock to be issued for the acquisition based upon the maximum exchange ratio in the merger agreement of 2.381.

(5)To record the fair market value of IBP's stock options converted to Tyson stock options.

(6)To reclassify shares of IBP's stock currently owned by Tyson.

(7)To reclassify termination and other fees paid.

(8)To reclassify amount previously reported as excess of investments over net assets acquired to goodwill.

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME

   The following adjustments are based upon Tyson's preliminary purchase price allocation as further described below.

(1)To reflect increased interest expense resulting from the acquisition debt of $1,708 million based on an assumed interest rate of 7% representing Tyson's expected incremental interest rate for debt related to the acquisition. The effect of a /1//\\8\\% change in the interest rate is equal to approximately $2.2 million in additional interest expense.

(2)To reflect the net tax benefit resulting from the additional interest expense at Tyson's statutory tax rates of 38%.

(3)The following schedule conforms IBP's most recent fiscal year to Tyson's fiscal year ended September 30, 2000 (in millions):

                                                              (b)       (c)
                                                   (a)     Restated  Restated  (a)-(b)+(c)
                                                 Restated  Unaudited Unaudited  Unaudited
                                                 52 Weeks  39 Weeks  39 Weeks   52 Weeks
                                                  Ended      Ended     Ended      Ended
                                                 12/25/99  9/25/1999 9/23/2000   9/30/00
                                                 --------- --------- --------- -----------
Sales........................................... $15,121.7 $10,985.8 $12,538.6  $16,674.5
Cost of sales...................................  14,126.6  10,260.6  11,764.5   15,630.5
                                                 --------- --------- ---------  ---------
                                                     995.1     725.2     774.1    1,044.0
Expenses:
   Selling, general and administrative..........     440.5     310.9     422.4      552.0
   Other expense................................        --        --      31.3       31.3
                                                 --------- --------- ---------  ---------
Operating income................................     554.6     414.3     320.4      460.7
Interest expense................................      67.8      48.7      64.1       83.2
                                                 --------- --------- ---------  ---------
Income before taxes on income, accounting change
  and extraordinary loss........................     486.8     365.6     256.3      377.5
Provision for income taxes......................     168.9     124.3      97.5      142.1
                                                 --------- --------- ---------  ---------
Earnings before accounting change and
  extraordinary loss............................ $   317.9 $   241.3 $   158.8  $   235.4
                                                 ========= ========= =========  =========

(4)The following schedule conforms IBP's most recent interim period to Tyson's thirty-nine weeks ended June 30, 2001 (in millions):

                                                               (b)
                                                            Restated     (c)    (a)-(b)+(c)
                                                    (a)     Unaudited Unaudited  Unaudited
                                                  53 Weeks  39 Weeks  26 Weeks   9 Months
                                                   Ended      Ended     Ended      Ended
                                                 12/30/2000 9/23/2000 6/30/2001  6/30/2001
                                                 ---------- --------- --------- -----------
Sales........................................... $16,949.7  $12,538.6 $8,485.9   $12,897.0
Cost of sales...................................  15,913.3   11,764.5  8,065.3    12,214.1
                                                 ---------  --------- --------   ---------
                                                   1,036.4      774.1    420.6       682.9
Expenses:
   Selling, general and administrative..........     658.2      422.4    275.3       511.1
   Other expense (Income).......................      31.3       31.3     (6.9)       (6.9)
                                                 ---------  --------- --------   ---------
Operating income................................     346.9      320.4    152.2       178.7
Interest expense................................      88.2       64.1     50.0        74.1
                                                 ---------  --------- --------   ---------
Income before taxes on income, accounting change
  and extraordinary loss........................     258.7      256.3    102.2       104.6
Provision for income taxes......................     106.0       97.5     39.9        48.4
                                                 ---------  --------- --------   ---------
Earnings before accounting change and
  extraordinary loss............................ $   152.7  $   158.8 $   62.3   $    56.2
                                                 =========  ========= ========   =========